Exhibit 10.13

                             DEMAND PROMISSORY NOTE


$145,000                       Encino, California                    May 15,2001
                                  (City, State)

FOR VALUE RECEIVED, the undersigned, Charles A. Lesser ("Lesser"), promise to pay, on demand, to CBCom, Inc., or order, at 16830 Ventura Boulevard, Suite 211, Encino, CA 91436 (CBCOM), the sum of One Hundred Forty Five Thousand Dollars ($145,000) with interest at 5% per annum thereon.

This Promissory Note is collateralized by, and in the same amount, as salary and other compensation due and payable by CBCom, Inc. to Lesser as of the above date. This note will be reduced by any amount of said compensation that is forgiven by Lesser, and any accrued interest will be waived.

When demand or order is made, Lesser may apply any remaining amount of said compensation under the terms described above, with any balance being due and payable by Lesser.

In the event of default, the sole remedy for CBCom, Inc. will be for the collateralized portion of said compensation that remains due and payable to Lesser. Each maker shall be jointly and severally liable hereon and each maker, co-maker and guarantor consents to renewals, replacements, and extensions of time for payment hereon before, at, or after maturity consents to the acceptance, release or substitution of securities for this note.



ACCEPTED BY:

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Signature


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Signature                             Address


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Title                                 SSA# or Federal ID#